UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934

Date of Report - January 14, 2010
(Date of earliest event reported)

MACE SECURITY INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-22810	03-0311630
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

240 Gibraltar Road, Suite 220, Horsham, Pennsylvania 19044
(Address of principal executive offices)                  (Zip Code)

(267) 317-4009
(Registrant's telephone number, including area code)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 to Form 8-K):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or
Standard; Transfer of Listing.

On October 9, 2009, Mace Security International, Inc (the “Company”) received a letter from the NASDAQ Listing Qualifications Department that the Company was not in compliance with NASDAQ Listing Rule 5450(a)(1) because, for the period August 27, 2009 through October 8, 2009, the Company’s closing bid price was less than $1.00 per share.

On January 14, 2010 the NASDAQ Listing Qualifications Department notified the Company that the Company has regained compliance with the closing bid listing rule (NASDAQ Listing Rule 5550(a)(1)), as the Company’s closing bid price has been at $1.00 per share or greater for at least 10 consecutive business days.  The January 14, 2010 notification also stated that the matter of the deficiency, set forth in the October 9, 2009 notice, is now closed.

A copy of a press release issued by the Company on January 15, 2010 regarding  the compliance with NASDAQ Listing Rule 5550(a)(1) is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(c)       The following exhibit is being furnished herewith:

99.1      Press release issued by the Company dated January 15, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:	January 19, 2010		Mace Security International, Inc.

		By:	/s/ Gregory M. Krzemien
Gregory M. Krzemien
Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release Dated January 15, 2010.